UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Valaris plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-8097 (Commission File Number)	98-0635229 (I.R.S. Employer Identification Number)

6 Chesterfield Gardens London, England W1J5BQ (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

J. Roderick Clark and C. Christopher Gaut, members of the Board of Directors of Valaris plc (the “Company”), notified the Company of their intention to retire from the Company’s Board of Directors (the “Board”), effective November 12, 2019. The departures of each of Messrs. Clark and Gaut are not the result of any disagreement with management or the Board. In connection with their respective departures, the Compensation Committee and the Board approved the accelerated vesting of the unvested June 2019 restricted share units held by each of the retiring directors, effective immediately prior to their respective retirements. All other unvested restricted share unit awards held by the retiring directors will automatically vest in accordance with their terms upon their respective retirements. In addition, another director of the Company will not stand for reelection to the Board at the Company’s next annual general meeting of shareholders to be held in 2020.

Effective November 12, 2019, the Board appointed Georges J. Lambert to the Board. Mr. Lambert will be compensated for his service as director on the same basis as other non-employee directors of the Company. Compensation for the Company’s non-employee directors is described in the Company’s Proxy Statement for its 2019 Annual General Meeting of Shareholders as filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2019. In connection with his appointment as director, the Company will enter into an indemnification agreement with Mr. Lambert. The agreement will be substantially identical to the agreements previously entered into between the Company and its other directors and will generally provide that the Company will, in certain circumstances, indemnify Mr. Lambert against any and all expenses, judgments, fines, penalties and amounts paid in settlement arising out of his service to the Company. Also, the agreement will provide for the advancement of expenses in connection with a threatened, pending or completed action, suit or proceeding.

Important Additional Information and Where to Find It

If Luminus Management, LLC or one of its affiliates, and/or one or more other shareholders collectively owning 5% or more of the Company’s outstanding shares, requisitions a general meeting of shareholders (the “General Meeting”), the Company will file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies for such General Meeting, together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the General Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://www.valaris.com/investors/financials/sec-filings/default.aspx) or by contacting Investor Relations by phone at +1-713-789-1400, by email at ir.hdqrs@valaris.com or by mail at Valaris plc, Attention: Investor Relations, 5847 San Felipe, Suite 3300, Houston, Texas 77057.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the General Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the General Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2019 annual general meeting of shareholders (the “2019 Proxy Statement”), filed with the SEC on March 29, 2019. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on statements of changes in beneficial ownership on Forms 4 and 5 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Item 7.01	Regulation FD Disclosure

On November 12, 2019, the Company issued a press release announcing, among other matters, the retirement of Messrs. Clark and Gaut and the appointment of Mr. Lambert to the Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Valaris plc dated November 12, 2019

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2019	Valaris plc

	By:	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President and General Counsel